UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2015 (December 8, 2015)

Trinity Place Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-8546	22-2465228
(Commission File Number)	(IRS Employer Identification No.)

717 Fifth Avenue

New York, New York 10022
(Address of principal executive offices and zip code)

(212) 235-2190
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

In connection with its previously announced $30,000,000 common stock rights offering (the “Rights Offering”), on December 8, 2015, Trinity Place Holdings Inc. (the “Company”) issued an aggregate of 1,920,577 shares (the “Standby Purchaser Shares”) of its common stock, par value $0.01 per share (“Common Stock”), to MFP Partners, L.P. (the “Standby Purchaser”) for an aggregate purchase price of $11,523,463, pursuant to the previously disclosed Investment Agreement, dated as of September 11, 2015, between the Company and the Standby Purchaser (the “Standby Purchaser Investment Agreement”). The Standby Purchaser Shares include 248,361 shares of Common Stock issued to the Standby Purchaser pursuant to the exercise of its basic subscription privilege in the Rights Offering for a purchase price of $1,490,166 and 1,672,216 shares of Common Stock issued to the Standby Purchaser pursuant to its standby purchase arrangement under the Standby Purchaser Investment Agreement for a purchase price of $10,033,296. The Standby Purchaser purchased the Standby Purchaser Shares at the subscription price of $6.00 per share. In connection with the Investment Agreement, the Standby Purchaser was granted a minimum $10,000,000 investment, exclusive of their basic subscription rights.

In addition, the Company issued 836,841 shares (the “Third Avenue Shares” and together with the Standby Purchaser Shares, the “Shares”) of Common Stock to Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund (“Third Avenue”), pursuant to the previously disclosed Investment Agreement, dated as of September 11, 2015, between the Company and Third Avenue (the “Third Avenue Investment Agreement, and together with the Standby Purchaser Investment Agreement, the “Investment Agreements”) pursuant to the exercise of its basic subscription privilege in the Rights Offering. Third Avenue purchased the Third Avenue Shares for a subscription price of $6.00 per share, resulting in gross proceeds to the Company of $5,021,046.

The sale of the Shares was made in reliance on the exemption from registration of Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01 Other Events

On December 8, 2015, the Company consummated its previously announced Rights Offering and the transactions contemplated by the Investment Agreements. The consummation of the Rights Offering and the transactions contemplated by the Investment Agreements resulted in the issuance of 5,000,000 shares of Common Stock by the Company and gross proceeds to the Company of $30,000,000.

A copy of the Company's press release announcing the final results of the Rights Offering is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

99.1	Press release dated December 8, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trinity Place Holdings Inc.

Date: December 8, 2015	/s/ Steven Kahn
Steven Kahn
Chief Financial Officer